Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement on Form S-3 (Registration Statement No. 333-159065) of our reports dated February 25, 2010, relating to the consolidated financial statements and financial statement schedule of Baker Hughes Incorporated, and the effectiveness of Baker Hughes Incorporated’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended December 31, 2009.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
April 28, 2010